UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 6, 2004


                       ALLIANCE SEMICONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)

                                    000-22594
                            (Commission File Number)

           Delaware                                    77-0057842
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
        incorporation)


                              2575 Augustine Drive
                       Santa Clara, California 95054-2914
             (Address of principal executive offices, with zip code)

                                 (408) 855-4900
              (Registrant's telephone number, including area code)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.


(b) On December 6, 2004, Ronald K. Shelton, Vice President, Finance and Administration, and Chief Financial Officer of Alliance Semiconductor Corporation (the "Company"), tendered his resignation effective January 15, 2005 to pursue other interests.

(c) Jeff Parsons, the Company's Corporate Controller, was appointed to succeed Mr. Shelton as Vice President of Finance and Administration and Chief Financial Officer effective January 15, 2005.

Mr. Parsons, 45, has served as the Company's Corporate Controller since August 2002. From February 2000 to August 2001, he was the Director of Finance at Lara Networks. Mr. Parsons served as Director of Finance for Cirrus Logic from April 1996 to July 1999 and worked as a Divisional Controller at Cypress Semiconductor from September 1993 to March 1996. Mr. Parsons received his BA from Vanderbilt University in 1980 and his MBA from Carnegie-Mellon University in 1983.

A copy of the press release announcing the foregoing management changes is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1. Press Release, dated December 7, 2004, entitled "Alliance Semiconductor Names Jeff Parsons as New Vice President of Finance and Administration Chief Financial Officer."


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          ALLIANCE SEMICONDUCTOR CORPORATION



Date:  December 7, 2004   By:     /s/ N. Damodar Reddy
                                 ---------------------------------
                                 N. Damodar Reddy
                                 Chairman of the Board, President,
                                 Chief Executive Officer


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